EXHIBIT 32.2

Written Statement of the Chief Financial Officer Pursuant to Section 906 of the
                                                                     ----------
Sarbanes-Oxley Act of 2002
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The undersigned, the Chief Financial Officer of NBT Bancorp Inc. (the
"Company"), hereby certifies that to his knowledge on the date hereof:

     (a) the Form 10-Q of the Company for the Quarterly Period Ended September 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                         /s/ Michael J. Chewens
                         ----------------------
                         Michael J. Chewens
                         Senior Executive Vice President Chief Financial Officer and Corporate Secretary
                         November 12, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NBT Bancorp Inc. and will be retained by NBT Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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